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                                                                        EX. 10.3

                            INDEMNIFICATION AGREEMENT


      INDEMNIFICATION AGREEMENT, dated as of _____________, 2002, by and between James Kim ("INDEMNITOR"), an individual with an address of 760 Conshohocken Road, Gladwyn, Pennsylvania 19035, and ELECTRONICS BOUTIQUE OF AMERICA INC., a Pennsylvania corporation ("INDEMNITEE").

                                    BACKGROUND:


      A. Indemnitee and Sports Collectibles, Inc., a Delaware corporation ("BUYER"), are parties to an Asset Purchase Agreement, dated as of October 10, 2002 (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Indemnitee, and Indemnitee has agreed to sell to Buyer, the 22 sports memorabilia and collectibles retail stores owned and operated by Indemnitee under the name "BC Sports Collectibles". All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

      B. As a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement, Indemnitee has required that Indemnitor indemnify, defend and hold Indemnitee harmless from and against any all Assumed Liabilities relating to the Leases, and Indemnitor is willing to do so, as set forth in this Agreement.

      Accordingly, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. INDEMNIFICATION. From and after the Effective Time, Indemnitor shall indemnify, defend and hold harmless Indemnitee (and its officers, directors, stockholders, employees, agents, affiliates, successors and assigns) (each, an "INDEMNIFIED PARTY") from and against any and all liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Party in connection therewith) (collectively, "DAMAGES") that such Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to (a) the nonfulfillment by Buyer of any of the Assumed Liabilities relating to the Leases, and (b) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Agreement.

      2. INDEMNIFICATION PROCEDURES. The obligations and liabilities of Indemnitor under this Agreement shall be subject to the following terms and conditions:




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                  a. The Indemnified Party shall give written notice to the
Indemnitor of any Damages with respect to which it seeks indemnification promptly after the discovery by the Indemnified Party of any matters giving rise to such claim for indemnification; PROVIDED, HOWEVER, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Agreement unless the Indemnitor shall have been materially prejudiced by the failure to provide such notice.

                  b. In case any claim, action, suit, proceeding or investigation (each, a "Claim") is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in the defense thereof and, to the extent that he may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnitor of its election so to assume the defense thereof, the Indemnitor will not be liable to the Indemnified Party under this Agreement for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if the Indemnitor shall elect not to assume the defense of such Claim or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnitor and the Indemnified Party in defending such Claim, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnitor shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense (but not more than one counsel).

                  c. The Indemnitor shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. The Indemnitor shall not, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnitor further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any Claim or consent to entry of any judgment in respect thereof in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such Claim.

      3. PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto. The rights and obligations of the Indemnitor, on the one hand, and the Indemnitee, on the other hand, hereunder may not be assigned without the consent of the other party hereto.

      4. ENTIRE AGREEMENT, AMENDMENTS AND WAIVER.

            (a) This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior understandings and agreements or representations by or between the Indemnitee (or any Affiliate) and the Indemnitor with respect to its subject matter.



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            (b) This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

      5. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      6. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by telex or facsimile transmission (with written confirmation of receipt) or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:


If to Indemnitor to:         James Kim
                             760 Conshohocken Road
                             Gladwyn, PA  19035
                             Facsimile No.:    (610) 430-8277

with copies to:              Kurtz & Revness, P.C.
                             Three Glenhardie Corporate Center
                             1265 Drummers Lane, Suite 201
                             Wayne, PA  19087
                             Attention:  Stuart B. Kurtz, Esquire
                             Facsimile No.:    (610) 688-2912

If to Indemnitee:            Electronics Boutique of America Inc.
                             931 South Matlack Street
                             West Chester, PA 19382
                             Attention:  General Counsel
                             Facsimile No.:    (610) 696-7052

with a copy to:              Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA  19102
                             Attention:  Leonard M. Klehr, Esq.
                             Facsimile No.:    (215) 568-6603



or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt. Notice by counsel for a party shall constitute notice by such party.



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      7. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law.

      8. JURY TRIAL WAIVER; JURISDICTION. EACH PARTY HERETO WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION BROUGHT, OR CLAIM MADE, REGARDING, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto hereby agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the state and federal courts of the Commonwealth of Pennsylvania, and submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party as provided in
Section 6. Each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      9. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10. CONSTRUCTION. The Indemnitor and the Indemnitee have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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      IN WITNESS WHEREOF, the Indemnitor and the Indemnitee have caused this
Indemnification Agreement to be executed by their duly authorized representatives as of the date first written above.

                                    ELECTRONICS BOUTIQUE OF AMERICA INC.


                                    By:   ___________________________
                                          Name:
                                          Title:


                                    _________________________________
                                    JAMES KIM





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